UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2022

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1359 Broadway, Suite 1710
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On April 26, 2022, Zentalis Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Pfizer Inc. (NYSE: PFE) pursuant to which the Company has agreed to sell, and Pfizer Inc. has agreed to purchase, 953,834 shares of the Company’s common stock, $0.001 par value per share, at a price of $26.21 per share, for gross proceeds of approximately $25.0 million (the “Transaction”). The shares were offered and sold in a registered direct offering conducted without an underwriter or placement agent and pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-255769), and a related prospectus supplement relating to the offer and sale of the shares in the Transaction will be filed with the Securities Exchange Commission. The offering is expected to close on or about April 29, 2022, subject to customary closing conditions. A copy of the press release announcing the Transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The Company intends to use the net proceeds of the offering to help fund ongoing and planned clinical trials, including studies of ZN-c3, its Wee1 inhibitor and ZN-d5, its BCL-2 inhibitor, and for working capital and general corporate purposes. With prioritization of the clinical development of ZN-c3, and ZN-d5, budget reallocation and Pfizer Inc.’s investment, the Company believes its existing cash, cash equivalents and marketable securities will be sufficient to fund its operating expenses and capital expenditures requirements into the first quarter of 2024.

The foregoing description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

Latham & Watkins LLP, counsel to the Company, has issued an opinion regarding the validity of the shares of common stock to be offered and sold in the Transaction. A copy of the opinion is filed as Exhibit 5.1 to this Current Report.

The information contained in Exhibit 99.1 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our planned collaboration activities with Pfizer Inc. and the anticipated closing of the equity investment from Pfizer Inc. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the COVID-19 pandemic has adversely impacted and may continue to adversely impact our business, including our preclinical studies and clinical trials; our limited operating history, which may make it difficult to evaluate our current business and predict our future success and viability; our need for additional funding, which may not be available; our substantial dependence on the success of our lead product candidates; the early stage of our development efforts; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the regulatory approval process or ongoing regulatory obligations; failure to obtain U.S. or international marketing approval; our product candidates may cause serious adverse side effects; inability to maintain our collaborations, or the failure of these collaborations; our reliance on third parties; risks relating to intellectual property; our ability to attract, retain and motivate qualified personnel; and the other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (SEC) and our other filings with the SEC . Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Item 9.01. Exhibits.
(d) Exhibits

The following Exhibit 99.1 relating to Item 8.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
99.1	Press Release dated April 27, 2022.
99.2	Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: April 27, 2022	By:	/s/ Anthony Y. Sun, M.D.
Anthony Y. Sun, M.D.
President and Chief Executive Officer